UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2008

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware	File No. 000-50886	59-3778427
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURES

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2008, Virgin Media Inc. (the “Company”) granted stock options and restricted stock units to its executive officers and other key employees of the Company and its subsidiaries pursuant to its long-term incentive program in respect of its 2008 through 2010 fiscal years (the “2008 LTIP”).  The 2008 LTIP is comprised of (1) option grants that vest based solely on time in five equal annual installments beginning January 1, 2009, and (2) restricted stock unit grants with cliff-vesting after three years that are linked to the achievement of performance criteria over the three-year period.

The performance criteria for the restricted stock units is based on a cumulative group simple cash flow in respect of the period from January 1, 2008 through December 31, 2010, being group operating profit before depreciation, amortization and other charges less fixed assets additions on an accrual basis. The performance criteria include minimum, on-target and maximum performance thresholds. Upon achievement of the minimum level of performance, 50% of the on-target number of restricted stock units will vest; upon achievement of the on-target level of performance, 100% of the on-target number of restricted stock units will vest; and upon achievement of the maximum level of performance, 200% of the on-target number of restricted stock units will vest.   Between these thresholds, vesting will be extrapolated on a linear basis.  If the performance is below the minimum threshold, the restricted stock units will lapse.

Options to purchase an aggregate of 4,613,645 shares of common stock and an aggregate of 2,816,454 restricted stock units (based on the maximum threshold of 200% being achieved) were awarded to approximately 121 award recipients.  If the on-target threshold is achieved, 1,408,227 restricted stock units will vest.  The exercise price of the option is $12.51 per share, being the mid-market stock price (the average of the highest and lowest stock prices) on the grant date of April 14, 2008.  Additional awards under the 2008 LTIP may be made in the future, but these awards are not expected to be material (individually or in the aggregate).

The 2008 LTIP is further described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 9, 2008.

The following chart lists the number of stock options and restricted stock units granted to the named executive officers of the Company.

Name of Executive	Number of Stock Options	Number of Restricted Stock Units
Neil A. Berkett Chief Executive Officer	142,785	87,164

Bryan H. Hall Secretary and General Counsel	85,565	52,234

Malcolm R. Wall Chief Executive Officer of the Content Division	93,590	57,132

The foregoing summary is qualified in its entirety by the text of the applicable grant agreements. A copy of the form of restricted stock agreement is attached as an exhibit to this report. The forms of non-qualified stock option notice and incentive stock option notice are unchanged from the forms filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Item 9.01.  Financial Statements and Exhibits

Exhibit

Description

10.1	Form of Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2008	VIRGIN MEDIA INC.

	By:	/s/ Bryan H. Hall
Bryan H. Hall
Secretary

EXHIBIT INDEX

Exhibit

Description

10.1	Form of Restricted Stock Unit Agreement